EXHIBIT 23.2

AUDITORS’ CONSENT

To Yak Communications Inc. and Subsidiaries

We consent to the incorporation by reference in amendment number 1 to the Registration Statement on Form S-3 (No. 333-114084) of Yak Communications Inc. and subsidiaries of our report dated March 31, 2006, which appears on page F-2 of this annual report on Form 10-K for the year ended June 30, 2006.

Chartered Accountants

Toronto, Canada

September 19, 2006